                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                  Exhibit 10. 13

     Quote 1090 - Revised 10/27/99, 12/22/99, 1/17/00, 2/11/00 and 2/16/00

                                      To

                              Durect Corporation

                               CBL Approval Page

Two signatures are required.

Tom Rice:           _________________________________________
                    Chief Executive Officer

John Botek:         _________________________________________
                    Chief Operating Officer

Narlin Beaty:       _________________________________________
                    Chief Operating Officer

Henry Clark:        _________________________________________
                    Director of Client Relations

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                       CONFIDENTIAL TREATMENT REQUESTED

                               PROJECT PROPOSAL

TO: Barbara Laidlaw                      FROM: Charles Proby
    Durect Corporation                         Chesapeake Biological Labs., Inc.
    10240 Bubb Road                            1111 S. Paca Street
    Cupertino, CA 95014                        Baltimore, MD 21230

Issue Date: October 11, 1999              Quotation No.: 1090 - Revised 10/27/99
----------                                -------------
                                                                Revised 12/22/99
                                                                Revised 1/17/00
                                                                Revised 2/11/00
                                                                Revised 2/16/00
Subject:    Duros(R) Sufentanil
-------

Duration:   This quote is valid for 60 days from issue date.
--------

Schedule:   See CBL Scheduling Policy.
--------

CHESAPEAKE BIOLOGICAL LABORATORIES, INC. will provide materials and perform work as described in the Scope of Work. This quotation consists of the following sections.

1.  Scope of Work
    A. Project Description
    B. Process Diagram
    C. Development and Validation Work
2.  Project Price or Budget
3.  CBL Scheduling Policy
4.  Cancellation and Postponement Policy
5.  Terms and Conditions

    **Hazardous waste will be manifested and discarded as required by state and federal laws. This expense is not included in the quoted price and will be charged to the client at [* * *]
                                   -----

DURECT CORPORATION will provide the following:

1. Pre-released active pharmaceutical ingredient, label text, MSDS, Certificate of Analysis and all

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

     documentation necessary for release.
2.   Approval by signature of the batch record.
3.   Any necessary approvals for the use of the product.
4. Perform all additional testing necessary for release of the product not performed by CBL.SCOPE OF WORK

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                 SCOPE OF WORK

                              DURECT CORPORATION
================================================================================
CONTACT: Barbara Laidlaw       Phone: 408-777-3554   Fax:   408-777-3577

PRODUCT NAME: Duros(R) Sufentanil  (Schedule II)

PRODUCT USE:  Narcotic Analgesic

EXPECTED BATCH SIZE: ~500, 20 cc vials

BIOHAZARD: Yes                                     FDA STATUS: IND Phase II
================================================================================

Targeted fill date: See attached CBL Scheduling Policy.

General Project Description:

This project will consist of component receipt and control, formulation, filtration, aseptic filling, inspection, testing, stability, labeling and packaging.

1. Client will supply active pharmaceutical ingredient, label text, MSDS, Certificate of Analysis and all documentation necessary for release. Label
                                                                          -----
     text must be received at CBL a minimum of 6 weeks prior to the date of
     ----------------------------------------------------------------------
     filling.
     -------
2.   [* * *]
3. CBL will supply cGMP released chemicals, containers, closures, labels and processing and laboratory equipment.
4. All product contact equipment will be virgin, product dedicated or released as clean, unless specified otherwise.
5. Validation work as listed in this Scope of Work will, in general, precede sterile fill.
6. A CBL batch record will be developed from the process diagram submitted by Client.
7. Remaining bulk product and all inspection rejects will be returned to Client or destroyed at Client's instruction.
8. At completion of all work, CBL will provide Client with a copy of the completed Batch Production Record including a Certificate of Analysis.
9. The Quality Agreement (Appendix 2) defines the quality performance conditions agreed to between CBL and Client.

NOTE: DEA Schedule II; Respiratory protection required when handling drug substance.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

--------------------------------------------------------------------------------
                         DEVELOPMENTAL/VALIDATION WORK
--------------------------------------------------------------------------------

IQ/OQ/PQ of Custom Filling Equipment

Client will provide process and analytical equipment required for any novel manufacturing methods. CBL will perform installation qualification (IQ), operational qualification (OQ) and performance qualification (PQ) as required by CBL SOP5211 and others. A portion of the PQ will be the evaluation of modifications which might be necessary to use the equipment in the clean room in such a way as to eliminate the chance of particulate or microbiological contamination during operation. The cost estimate assumes that relatively straightforward engineering solutions for clean room use of the equipment will be found. To minimize timing delays, CBL engineering staff will participate in final stages of equipment qualification at Client facility prior to shipment of equipment to CBL.
[* * *]

Fill Process Development

This refers to the aseptic design for operations within the clean area. It involves the arrangement of support equipment and sequence of assembly and preparation operations. Whenever more than the usual filling equipment is going to be located within class 100 space, and additional time will be devoted to that compounding/processing activity, then it is especially important, that thorough consideration be given to possible generation of particulates. Engineering Technical Services has the responsibility to design both the physical and temporal operations, including preparation of a bill of materials necessary to assure a smooth operation, without delays for unanticipated sterile parts. Fill process development will include the filling of pumps with formulation or a suitable surrogate. These pumps could be evaluated for performance to ensure that the filling process is functioning correctly.

Aseptic Process Validation  (media fills)

Three media fill processes will be performed in the class 100 area simulating the entire process up to and including the actual filling of vials. Each fill requires NLT 14 days for incubation to determine sterility. The purpose of these fills is to demonstrate aseptic operations within the clean environment.

Assay Validation ([* * *] Sufentanil - Customer to supply).

Assays will be validated according compendial methods of the US Pharmacopeia 23
<1225>.  Typical analytical parameters will be considered in the validation of all assays. In particular, CBL will consider accuracy, precision, specificity, limit of detection, limit of quantitation, linearity and range. All of these parameters are not necessarily suitable to every analytical test. In addition to the analytical parameters CBL will also consider ruggedness and robustness. Clearly different test methods require different validation schemes. Category I includes analytical methods for quantitation of major components of bulk drug substances or active ingredients. Category II includes analytical methods for determination of impurities in bulk drug substances. Category III is for analytical methods used in the determination of performance characteristics. CBL will generate a validation protocol consistent with USP 23 <1225>. Data will be collected and reviewed and a final validation report written.

Bacteriostasis/Fungistasis (for Product)

B/F is required in order to establish the potential of the formulation to interfere with sterility assays. B/F testing can be performed on developmental batches as long as they are prepared with material equivalent to that intended for clinical use and have the same formulation as will the GMP batches.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Enhancement/Inhibition (for Product)

E/I evaluates the potential for interference by the formulation with the assay used to measure endotoxin. A preliminary E/I determination will be required to allow quantitation of endotoxin in developmental batches. Full validation of E/I is required once preparation of GMP batches begins. Validation involves performing E/I on three consecutive batches.

Cleaning Recovery Study

This product will use product-dedicated equipment only. Contract manufacturers must be able to assure themselves, their clients, and the FDA that no significant chance exists for cross contamination to occur among products
sharing equipment which may conceivably contact product.   CBL requires
demonstration that products are easily removed from glass or stainless steel surfaces (as appropriate) by the routine cleaning methods called for in CBL cleaning procedures. The cleaning study involves spotting product onto a stainless steel coupon or tray and simulating the method for cleaning the equipment. Recovery of the product from a stainless steel surface and evaluation of cleaning are monitored by TOC (Total Organic Carbon) analysis which, while lacking the specificity of methods such as HPLC, compensates by virtue of its sensitivity. The cleaning study is expected to demonstrate removal of product from the steel or glass surface. While a negative result is not expected, such a result would require additional evaluation of the data obtained and close consultation with the Client regarding the ability of CBL to proceed.

Specifically, for swab recovery, data must be developed to demonstrate the following:

a)   The swab does recover the material of interest.
b) The amount of material recovered on the swab can be detected using a validated and appropriate analytical method.
c) The quantity of material detected on the swab can be correlated to the mass of residual on the surface being cleaned.
d)   The correlation described above is strong and covers the range of interest.

Filling Machine Fill Volume Qualification

CBL will perform a fill volume study with the actual product (or placebo) to assure machine process capability. This study will set the target volume for the fill using volume specifications or label data for the product. Typically, a minimum alert level is set at +/- 3 sigma from the target weight for the fill volume. The specification is then set slightly outside of those alert levels.

No fill volume qualification will be performed due to the unique filling machine used for this process. The filling process for this product utilizes a fill level check performed on each unit by a machine vision system.

[* * *]

Point 1: [* * *]                                Point 9:  [* * *]
Point 2: [* *]                                  Point 10: [* * *]
Point 3: [* *]                                  Point 11: [* * *]
Point 4: [* *]                                  Point 12: [* * *]
Point 5: [* *]                                  Point 13: [* * *]
Point 6: [* *]                                  Point 14: [* * *]
Point 7: [* *]                                  Point 15: [* * *]
Point 8: [* * *]

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

[* * *]. The following document outlines [* * * ] is based on that described in [* * *]

The following assumptions are made with regard to [* * *]:

>  [* * *] in this study.

>  [* * *] is included in the program.

>  [* * *] and should be considered [* * *]
                                     -----

>  [* * *] will be developed separately.


>  [* * *] and is not included in the program herein.

>  The [* * *] will only be included [* * *].
                                      -----

     ---------------------------------------------------------------------------------------------
     Activity         **              **               **                **            **      **
     ---------------------------------------------------------------------------------------------
     [* * * ]     **      **      **      **       **       **       **       **       **      **
      ------
     ---------------------------------------------------------------------------------------------
     [* * * ]     **      **      **      **       **       **       **       **       **      **
     ---------------------------------------------------------------------------------------------
     [* * * ]     **      **      **      **       **       **       **       **       **      **
     ---------------------------------------------------------------------------------------------
     [* * * ]     **      **      **      **       **       **       **       **       **      **
     ---------------------------------------------------------------------------------------------
     [* * * ]         **              **               **                **            **      **
     ---------------------------------------------------------------------------------------------
     [* * * ]     **      **      **      **       **       **       **       **       **      **
     ---------------------------------------------------------------------------------------------

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

DURECT
Nbb 10/4/99

[Flow chart describing product supply, product manufacture and product testing omitted pursuant to request for confidential treatment]

[* * *]

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Project Budget:
--------------

    ----------------------------------------------------------------------------------------------------
                   Activity                                       Deliverable         Estimated Price
    ----------------------------------------------------------------------------------------------------
    IQ/OQ/PQ Custom Filling Equipment/(7)/                        Report          [* * *]
    ----------------------------------------------------------------------------------------------------
    Fill Process Development                                      Report          [* * *]
    ----------------------------------------------------------------------------------------------------
    Aseptic Process Validation (media fills)                      Report          [* * *]
    ----------------------------------------------------------------------------------------------------
    Assay Validation/Testing
        [* * *]                                                   Report          [* * *]
                                                                  Report          [* * *]
    ----------------------------------------------------------------------------------------------------
    Bacteriostasis/Fungistasis                                    Report          [* * *]
    ----------------------------------------------------------------------------------------------------
    Enhancement/Inhibition1                                       Report          [* * *]
    ----------------------------------------------------------------------------------------------------
    Cleaning Recovery Study                                       Report          [* * *]
    ----------------------------------------------------------------------------------------------------
    Total Development/Validation Package                                          [* * *]
    ----------------------------------------------------------------------------------------------------
    Fill Finish (3 lots at [* * /2/]                              Final Product   [* * *]
    ----------------------------------------------------------------------------------------------------
    Stability (excluding "release rate assay")                    Report          [* * *]
    Pump Release Rate Assay/4/                                                    [* * *]
    Maximum price at 12 months                                                    [* * *]
    ----------------------------------------------------------------------------------------------------
    Finished Product Pump Release Rate Assay/6/                   QC Batch        [* * *]
    Maximum estimate for 15 timepoints x 3 lots                   Record          [* * *]
    ----------------------------------------------------------------------------------------------------
    Project Management and Initiation Fee/3/                      NA              [* * *]
    ----------------------------------------------------------------------------------------------------
    TOTAL                                                                         [* * *]
    ----------------------------------------------------------------------------------------------------

    /1/These studies must be performed three times and will be invoiced each time, once for each of the first three lots produced at CBL. Price represents the total cost.
    /2/Each lot will run for[* * * ]are produced, whichever comes first.

    /3/Project Management Fee to remain fixed independent of the number of fills.
    /4/[* * *]
    /5/[* * *]
    /6/Other finished product testing is included in the filling price.
    /7/[* * *]


*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Terms:    Purchase Order for Quote 1090 is to be issued for the Total of[* * *]
-----
          . The Project Management and Initiation Fee must accompany the
            Purchase Order.
          . [* * *] of the Fill/Finish Price will be invoiced at completion of
            QC testing by CBL, or at product shipment, [* * *].
          . [* * *] of the Fill/Finish Price will be invoiced at shipment of completed batch record, [* * *].
          . The Pump Release Rate Assay will be invoiced with each time point,
            [* * *].
          . Qualification/Validation Studies will be invoiced with each report,
            [* * *].
          . Stability will be invoiced with each time point, [* * *].
          . The prices set forth in the Project Budget are firm quotes and shall be applicable unless the activities or services contemplated in this Quote 1090 are changed by mutual agreement of CBL and Client.

          FOB Sellers Dock, freight collect.

          Cancellation and Postponement and Terms and Conditions policies will apply.

The opportunity to work with Durect Corporation on this project is appreciated.

Sincerely,

Charles Proby
Director, Sales

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                             CBL SCHEDULING POLICY

In order for CBL to maintain a smooth manufacturing schedule, and offer maximum flexibility to our Clients without punitive fees, CBL adheres to this policy. This policy allows our project managers to provide each Client with an estimated filling date for the purposes of completing a timeline. However, CBL's manufacturing schedule will be set by the manufacturing division and only those projects, which have achieved the following milestones will be put on the schedule.

     !  Receipt of purchase order and requisite prepayment.
     ! All required validations/qualifications have been performed and approved.
     !  Production batch record signed by all parties.
     !  All equipment and preparation items in-house and available for use.
     ! Components, excipients, and/or active ingredients have been received and released.

Every effort will be made to schedule product fills as soon as practicable after achieving the above, events. After CBL and Durect have agreed to a filling date, then CBL will fill no later than five working days after the scheduled date. We recognize that some products have sensitive active ingredients that must be chilled, filled and lyophilized within a short time window. Once on the manufacturing schedule, the Client will be notified of the actual fill date and charged for any postponement or cancellation caused by the Client.

CBL will work closely with you to ensure that your requirements are met. Should scheduling changes be necessary, you will be notified immediately by your project manager.

Effective: January 17, 2000

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                     CANCELLATION AND POSTPONEMENT POLICY

1. Clean room and lyophilizer dates will not be assigned without a valid purchase order.

2. All purchase orders must be accompanied by the Project Management and Initiation Fee.

3. If a fill lot is CANCELED, the fee schedule in effect at the time of the cancellation will apply. The current fee schedule is:

             Notification Prior to Fill Day                     Fee
             ----------------------------------------------------------

             >60 days                                           [* * *]
             ----------------------------------------------------------

             30 - 60 days                                       [* * *]
             ----------------------------------------------------------

             15- 29 days                                        [* * *]
             ----------------------------------------------------------

             8 - 14 days                                        [* * *]
             ----------------------------------------------------------

             <8 days                                            [* * *]
             ----------------------------------------------------------

4. If a fill lot is POSTPONED, the fee schedule in effect at the time of the postponement will apply. The current fee schedule is:


             Notification Prior to Fill Day                     Fee
             ----------------------------------------------------------

             >60 days                                           [* * *]
             ----------------------------------------------------------

             30 - 60 days                                       [* * *]
             ----------------------------------------------------------

             21 - 29 days                                       [* * *]
             ----------------------------------------------------------

             15 - 20 days                                       [* * *]
             ----------------------------------------------------------

             8 - 14 days                                        [* * *]
             ----------------------------------------------------------

             <8 days                                            [* * *]
             ----------------------------------------------------------

5. A postponement of a fill lot of greater than 60 days will be considered a cancellation of such lot. A new quote and purchase order will be required to renew the order.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                  ___________________________________________

                           PROPOSAL ACCEPTANCE SHEET
                           -------------------------
________________________________________________________________________________

Completion of this appendix signifies Durect, Inc. acceptance of CBL proposal No. 1090, dated October 11, 1999, revised February 16, 2000, including the terms and conditions listed on the reverse side of this form. These terms and conditions will take precedence over any specified in the customer's documentation.

Appendix 1 must be fully completed before CBL will schedule services and allocate resources. If Appendix 1 is incomplete when submitted (i.e., missing the Purchase Order No., Accounts Payable contact information, required payment or approval signature, etc.), delays in scheduling will result.

All invoicing for this contract is to be referenced against customer's Purchase
-------------------------------------------------------------------------------
Order No.:  ____________
----------

All invoicing is to be sent directly to:
         Accounts Payable                    Optional additional Addressee:
         Name: _____________________         Name: _________________________
         Telephone No.: ____________         Address: ______________________
         Address: __________________         _______________________________
         ___________________________         _______________________________
         ___________________________         _______________________________

Preferred Initial Payment Method [X]:  [_] Check Enclosed   [_] Wire Transfer

Any modifications of this Proposal must be made with an approved Change Order and are subject to the same terms and conditions as this Proposal.

Durect, Inc._______________           Chesapeake Biological Laboratories, Inc.
                                      ----------------------------------------
Client

/s/ James E. Brown                /s/ Thomas P. Rice
___________________________       __________________________________
Signature                                Signature

Chief Executive Officer           President
__________________________        ----------------------------------
Title                                    Title

James E. Brown                    Thomas P. Rice
__________________________        ----------------------------------
Name (type or print)                     Name (type or print)

___________________________       __________________________________
Date                                     Date

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Please send this completed Proposal Acceptance Sheet via fax (410-843-4414) and mail the original and required payment to:

                 Henry P. Clark, Director of Client Relations
                   Chesapeake Biological Laboratories, Inc.
                            1111 South Paca Street
                           Baltimore, Maryland 21230

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                   CHESAPEAKE BIOLOGICAL LABORATORIES, INC.
     Terms and Conditions Precedent to the Acceptance of a Purchase Order

1. CBL will be responsible for dutifully performing instructions according to a batch record, which has been jointly agreed to by the Customer and CBL. The customer acknowledges that the work to be performed by CBL is experimental in nature and portions of the work may not have been fully validated within generally accepted standards of the pharmaceutical industry. As such, CBL will not be responsible for unexpected results that can be attributed to a process or procedure either supplied by, or requested by the Customer, that has not been fully validated provided that CBL has performed all procedures in accordance with instructions provided by Customer and that the instructions conform to applicable CBL procedures and cGMP's.

2. All documentation and submissions to regulatory authorities in support of the Customer's product are the responsibility of the Customer. No documentation will be provided by CBL except as specifically contracted between the Customer and CBL.

3. CBL makes no representation or warranties regarding the suitability of the Customer's product for any purpose whatsoever, or for the efficacy of such product.

4. The Customer is solely responsible for providing complete and accurate scientific data to CBL regarding Customer's product and Customer's requirements for formulation, fill and finish of Customer's product.

5. In accepting its obligations under the terms of the Purchase Order, CBL has relied upon the accuracy, completeness and correctness of the data and information provided by the Customer in developing the project, any associated time line and the estimated or fixed cost for the project. It is understood by the Customer that additional charges may be billed to the Customer in the event that any data or information provided by the customer proves to be incorrect, incomplete or in error and as a result requires more effort by CBL than anticipated in the original project proposal.

6. The Customer warrants to CBL that all substances delivered by Customer to CBL will be free of hazardous or toxic material and that no specific safe handling instructions are applicable to any such substance or materials, except as disclosed to CBL in writing by Customer in sufficient time for review by CBL and prior to delivery to CBL.

7. The Customer represents and warrants to CBL that all finished product delivered by CBL to Customer will be held and/or used or disposed of by Customer in a safe and responsible manner, and in accordance with all applicable laws, rules and regulations.

8. Prepayment fees (not including Commencement/Project initiation fees), where applicable, are refundable less charges under CBL's Cancellation and Postponement Policy and/or the expenses incurred by CBL prior to the cancellation or postponement. Other payments including
     Commencement/Project Initiation fees are non-refundable.

9. CBL hereby represents and warrants to customer that the services and goods rendered shall be provided in accordance with this Proposal and applicable Good Laboratory Practice and current Good Manufacturing Practice, and the products will conform to applicable specifications provided by Customer.
     In the event that the foregoing warranty is not met, CBL shall at Customer's option re-perform the non-conforming services immediately or refund to Customer the applicable purchase price. The Customer acknowledges and agrees that CBL's monetary liability to Customer is limited to the value of the amounts invoiced by CBL and that CBL's obligations to Customer are limited to performance by CBL of services (formulation, sterilization, fill and finish) in accordance with the master batch record and applicable Good Manufacturing Practices (GMP's).

10. The arrangement between CBL and Customer is one of service provider and Customer. No joint venture, partnership or agency is to be created or deemed as between CBL and Customer.

11. Except for the matters for which CBL is required to indemnify Customer as set forth in Paragraph 12, the Customer agrees to indemnify and hold CBL and its employees and agents harmless from any claim or liability, including attorney's fees, incurred or made against CBL arising out of or relating to any breach of any representation or warranty made by Customer hereunder, or otherwise, including, without limitation, any claim or liability asserted by any organization, clinic, patient or any other group or participant in any clinical trial of Customer's product.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

12. CBL shall indemnify and hold harmless Customer, its officers, agents, employees and affiliates from any claim or liability, including attorney's fee, incurred or made against any of them arising out of or relating to any breach of any representation of warranty made by CBL to customer hereunder or CBL's negligence or willful misconduct.

13. CBL will acquire no rights of any kind with respect to the product, active agent, methods developed by or exclusively for Customer as work product as part of this Proposal, materials, compounds, formulations, methodology or procedures provided by Customer under the terms hereunder. All such rights shall be owned exclusively by Customer or its nominee and CBL agrees to execute any required assignments as necessary in order for Customer or its nominee to attain full and marketable title to any such rights.

14. CBL agrees to maintain in confidence all information provided by customer to CBL hereunder in accordance with the Confidentiality Agreement dated September 2, 1999.

                                  Appendix 2
                               Quality Agreement

Supplier:           Chesapeake Biological Laboratories, Inc.
Client:             Durect Corporation
Supplier Quote:     Quote 1090, Duros(R) Sufentanil

1. All activities specified in the Quote listed above, which could potentially affect the quality of the Duros(R) Sufentanil product must be performed in compliance with Code of Federal Regulation 21 Part 210 Current Good Manufacturing Practice in Manufacturing, Processing, Packaging, or Holding of Drugs: General and Part 211-Current Good Manufacturing Practices for Finished Pharmaceuticals, any applicable Food and Drug Guidance to Industry document and recognized industry standard.

2. All validation protocols including but not limited to facility validation, equipment qualification, analytical method validation, cleaning validation and stability protocols generated as part of the above quote will be submitted to Durect Corporation for review and approval, prior to implementation.

3. All activities performed in compliance with a CBL approved procedure will indicate the procedure number.

4. Durect Corporation retains the right to perform a compliance audit of CBL's facility, processes and systems to evaluate the level of compliance to CFR 21, 210 & 211, prior to initiation of the activities specified in this Quote. Furthermore, Durect Corporation retains the right to have a man in the plant all times during the execution of the activities specified in this Quote.

5. CBL will submit validation report for each validation activity required as part of the activities specified in this Quote. The report will include among others:
 . A summary of the data generated in support of each validation activity, . A list of all suspect or non-conforming data identified and considered acceptable upon investigation,
 .  A list of all un-planned deviations,
 . Results of any investigations performed as a result of deviations or suspect analytical data and corrective action taken.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

6. Validation reports which are for the facility or general use can be reviewed at CBL. Copies of all CBL procedures used as a basis for any of the Durect specific GMP activities performed as a part of this quote will be made available to Durect for retention in their files. General SOP's or SOP's serving multiple clients can be reviewed at CBL.

7. All documents generated in support of products manufactured for Durect will be retained for a minimum of 3 years, or one year after the expiration date and will be made available to Durect at their request for retention in their files.

8. A preliminary copy of the production batch record, less the QC section will be provided to Durect five (5) working days after the completion of finished product sterility testing.

9. A copy of the completed Batch Record will be submitted to Durect within ten working days from completion of the last processing step (completion of finished product testing).

10. Durect will be notified in writing of any changes agreed upon requirements prior to implementation of said changes.

11. Durect will be notified in writing of any verified out of specification results within 48 hours of verification. No product-re-testing will be performed without Durect's approval.

12. Durect retains the right to perform a document audit, at CBL's facility, of all GMP documentation generated in support of this project prior to release of clinical supplies.

*Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                     -------------------------------------

                           PROPOSAL ACCEPTANCE SHEET
                           -------------------------

------------------------------------------------------------------------

Completion of this appendix signifies Durect, Inc. acceptance of CBL proposal No. 1090, dated October 11, 1999, revised February 16, 2000, including the terms and conditions listed on the reverse side of this form. These terms and conditions will take precedence over any specified in the customer's documentation.

Appendix 1 must be fully completed before CBL will schedule services and allocate resources. If Appendix 1 is incomplete when submitted (i.e., missing the Purchase Order No., Accounts Payable contact information, required payment or approval signature, etc.), delays in scheduling will result.

All invoicing for this contract is to be referenced against customer's Purchase
--------------------------------------------------------------------------------
Order No.: 021700-01
--------------------


All invoicing is to be sent directly to:
     Accounts Payable                        Optional additional Addressee:
     Name: /s/ Surabhi Desai                 Name: /s/ Scott Wheelwright
          --------------------------              ----------------------------
     Telephone No.: 408-346-1056             Address:  Durect Corporation
                   -----------------                 -------------------------
     Address: Durect Corporation                       10240 Bubb Rd.
             -----------------------         ---------------------------------
              10240 Bubb Rd.                           Cupertino, CA 95014
     -------------------------------         ---------------------------------
              Cupertino, CA 95014
     -------------------------------

Preferred Initial Payment Method (X):  [_] Check Enclosed  [_] Wire Transfer

Any modifications of this Proposal must be made with an approved Change Order and are subject to the same terms and conditions as this Proposal.


Durect, Inc.                      Chesapeake Biological Laboratories, Inc.
-----------------------           ----------------------------------------
Client


/s/ James E. Brown                /s/ Thomas P. Rice
-----------------------           -------------------------------------
Signature                         Signature


CEO                               President
-----------------------           -------------------------------------
Title                             Title


James E. Brown                    Thomas P. Rice
-----------------------           -------------------------------------
Name (type or print)              Name (type or print)


2-17-00                           2/16/00
-----------------------           -------------------------------------
Date                              Date

Please send this completed Proposal Acceptance Sheet via fax (410-843-4414) and mail the original and required payment to:

                 Henry P. Clark, Director of Client Relations
                   Chesapeake Biological Laboratories, Inc.
                            1111 South Paca Street
                           Baltimore, Maryland 21230